Exhibit 99.1

CareTrust REIT Announces Fourth Quarter and Full Year 2020 Operating Results

Conference Call Scheduled for Thursday, February 11, 2021 at 1:00 pm ET
SAN CLEMENTE, Calif., February 10, 2021 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter and year ended December 31, 2020, as well as other recent events.
For the quarter, CareTrust REIT reported:
•Net income of $21.1 million and net income per diluted weighted-average common share of $0.22;
•Normalized FFO of $34.2 million and normalized FFO per diluted weighted-average common share of $0.36;
•Normalized FAD of $35.7 million and normalized FAD per diluted weighted-average common share of $0.37; and
•A net debt-to-normalized EBITDA ratio of 3.3x, and a net debt-to-enterprise value of 20.0%, each as of quarter-end.

Lengthening the Runway

“We are pleased to report that, despite the ongoing COVID-19 pandemic, CareTrust was able to post solid growth and create additional shareholder value in 2020," said Greg Stapley, CareTrust's Chairman and Chief Executive Officer. "When the pandemic broke we firmly believed that our outstanding operators would find a way to navigate through the challenge, which gave us the confidence to maintain both our dividend and guidance,” said Mr. Stapley. He noted that CareTrust collected 99.3% of contract rents in 2020 and experienced no rent leakage in connection with the one operator change made during the year. “These results, and the ongoing performance by our tenants under some of the most difficult circumstances imaginable, have proven once again the value of our ‘Operator First’ investment philosophy,” he concluded.

Dave Sedgwick, CareTrust’s President and Chief Operating Officer, added that the government response to the crisis illustrates the high importance of skilled nursing in the overall healthcare continuum. “The continuing government financial support to nursing facilities puts an exclamation point on the essential nature of skilled nursing as the high-touch, low-cost alternative to expensive acute care settings and lower-acuity home health placements,” he said.

He noted that, while some operators had not needed the additional funding and continue to return relief funds to the government, others had benefited significantly. “This quarter we continue our enhanced disclosure around the potential utility of those funds, to show just how far the government stimulus and other measures could sustain impacted operations if we see an extended recovery period,” said Mr. Sedgwick, referencing the Company's quarterly supplemental report issued today. “We are pleased to report that, with the funds in hand and the national Public Health Emergency extended to the end of the year, it appears that nearly all of our tenants have enough runway to continue performing financially for the next few quarters while occupancy rebounds,” he said.

Personnel Changes Announced

Subsequent to the end of the quarter, CareTrust disclosed several key personnel changes. On February 9, 2021 the Board of Directors announced that David Sedgwick was promoted to President and Chief Operating Officer. “With his extensive management experience in both healthcare operations and real estate investments, Dave is well-equipped to help guide CareTrust to the next level,” Mr. Stapley said. Mr. Sedgwick brings more than 20 years’ experience in the skilled nursing and seniors housing industries to his new role where he will be responsible for leading the Company's investing, financing, asset management, portfolio management and investor relations activities. Before helping to launch CareTrust, he served as Chief Human Capital Officer and President of Corporate Services at The Ensign Group, Inc., overseeing back-office and in-field support for Ensign’s facilities and personally training over 100 new facility CEOs. Mr. Sedgwick has been a licensed nursing home administrator since 2001.

On February 8, 2021, CareTrust announced that Lauren Beale was promoted to Senior Vice President and Controller. “Lauren has been an indispensable member of the core team that has produced CareTrust’s industry-leading success since 2014,” said Mr. Stapley. Mr. Wagner noted that Ms. Beale had been responsible for establishing CareTrust’s accounting, internal controls and other key financial reporting systems, and more recently has been expanding her role into finance and investor relations. Ms. Beale has served as CareTrust’s Controller since September 2014. Prior to joining CareTrust, she worked in Global Portfolio Accounting for The Capital Group Companies, Inc., and at Ernst & Young, LLP where she worked with real estate clients, including several REITs, and in the firm’s Professional Practice – Accounting group, based out of its national office. Ms. Beale is a Certified Public Accountant (inactive) in the State of California.

Also on February 8, 2021, the Company announced that noted real estate and healthcare attorney James Callister has joined the Company as General Counsel and Secretary. Mr. Stapley reported that Mr. Callister has served as CareTrust’s outside transactional counsel since the Company’s earliest days. “James has provided brilliant legal support to us for a long time, and the move to in-house will allow him to participate in more of the strategic conversations as well,” said Mr. Stapley. Mr. Sedgwick added that Mr. Callister has been involved in virtually every investment CareTrust has made, as well as the Company’s more complex asset management work. Mr. Callister has in-depth experience representing healthcare REITs and other owners of assisted living, skilled nursing, memory care, medical office and other healthcare-related real estate in acquiring, selling, developing, financing (both bank and agency), leasing and managing healthcare real estate. Prior to joining CareTrust Mr. Callister was a partner in the Newport Beach, California law firm of Sherry Meyerhoff Hanson & Crance LLP, and prior to that he was Counsel in the Newport Beach office of O’Melveny & Myers LLP, and Assistant General Counsel at Shea Properties.

Financial Results for Quarter and Year Ended December 31, 2020
Chief Financial Officer Bill Wagner reported that, for the fourth quarter, CareTrust generated net income of $21.1 million, or $0.22 per diluted weighted-average common share, normalized FFO of $34.2 million, or $0.36 per diluted weighted-average common share, and normalized FAD of $35.7 million, or $0.37 per diluted weighted-average common share. “We were pleased to be able to grow earnings in 2020 despite the severe disruptions to the economy and our tenants’ businesses during the COVID-19 pandemic, and we remain well-positioned to capitalize on near-term growth opportunities as the industry emerges from lockdowns, PPE shortages and other effects of the pandemic,” said Mr. Wagner.

Liquidity
As of quarter end, CareTrust reported net debt-to-normalized EBITDA of approximately 3.3x, which is well under the Company's target leverage range of 4.0x to 5.0x, and represents a net debt-to-enterprise value of approximately 20.0%. Mr. Wagner stated that at quarter end the Company had approximately $50 million outstanding on its $600 million revolving credit line, and no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $18 million in cash on hand. He also noted that the Company's at-the-market equity program has $500 million in available authorization. "With both the debt and equity markets accessible to us at present, we have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Pipeline Recovering
During the fourth quarter of 2020 CareTrust made two investments totaling $62.6 million. On November 17, 2020 CareTrust announced that it had acquired four post-acute care facilities in the Dallas-Ft. Worth area in an off-market transaction for $47.6 million, inclusive of transaction costs. The portfolio is leased to operating affiliates of The Ensign Group, Inc. CareTrust assumed the seller’s two existing leases in the transaction, with aggregate annual cash rent of approximately $3.8 million and CPI-based escalators. The leases have a remaining term of approximately 14 years with three five-year renewal options and include a tenant option to purchase the properties later in the initial term. The acquisition was funded using a combination of cash on hand and CareTrust’s $600 million unsecured revolving credit facility.

On December 1, 2020 CareTrust announced a $15.0 million mezzanine loan to affiliates of Next Healthcare, Inc. in connection with Next Healthcare’s acquisition of a nine-property skilled nursing portfolio in Virginia. The portfolio includes approximately 1,000 skilled nursing beds. The secured mezzanine loan carries a five-year maturity and an annual fixed interest rate of 12.0%. The loan was funded with proceeds from CareTrust’s $600 million unsecured revolving credit facility.

The two transactions brought CareTrust’s total capital deployment for 2020 to $105.3 million. "2020 was a light year on the external growth front, but with the pandemic bringing transaction flow to a near-complete halt for several months, we were pleased to post positive growth and position ourselves for a solid 2021,” said Mark Lamb, CareTrust's Chief Investment Officer. He noted that although deal flow for performing assets is still uncharacteristically light, he sees early indications that transaction volumes are beginning to accelerate. “Refilling the pipe usually takes time, but we’re happy to report that our current pipeline remains in the $125 million to $150 million range, which is consistent with our historical levels," he said. "As a reminder, CareTrust generally defines its reportable pipeline as those deals that we are actively pursuing and believe we have a reasonable chance of successfully closing," he concluded.

2021 Guidance Issued

CareTrust issued annual guidance for 2021, on a per-diluted weighted-average common share basis, for net income of approximately $0.84 to $0.86, normalized FFO of approximately $1.40 to $1.42, and normalized FAD of approximately $1.49 to $1.51. The guidance is based on a diluted weighted-average common share count of 95.6 million shares, and per CareTrust's standard practice includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 1.25% CPI-based rent escalators under CareTrust's long-term net leases in 2021.

“Naturally, we note that material changes in economic and other factors related to the COVID-19 pandemic and the government’s responses thereto could alter our outlook at any time,” Mr. Wagner concluded.

Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.25 per common share. On an annualized basis, the payout ratio was approximately 69% based on fourth quarter 2020 normalized FFO, and 68% based on normalized FAD.

Conference Call

A conference call will be held on Thursday, February 11, 2021, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss fourth quarter and full year 2020 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 9935506. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter and year ended December 31, 2020 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Rental income	$43,605	$41,620	$173,612	$155,667
Independent living facilities	203	713	2,077	3,389
Interest and other income	329	1,895	2,643	4,345
Total revenues	44,137	44,228	178,332	163,401
Expenses:
Depreciation and amortization	13,275	13,063	52,760	51,822
Interest expense	5,579	6,916	23,661	28,125
Property taxes	657	741	2,836	3,048
Independent living facilities	209	666	1,869	2,898
Impairment of real estate investments	—	—	—	16,692
Provision for loan losses	—	—	—	1,076
General and administrative	3,381	3,740	16,302	15,158
Total expenses	23,101	25,126	97,428	118,819
Other income (loss):
Gain (loss) on sale of real estate	19	1,560	(37)	1,777
Net income	$21,055	$20,662	$80,867	$46,359

Earnings per common share:
Basic	$0.22	$0.22	$0.85	$0.49
Diluted	$0.22	$0.22	$0.85	$0.49

Weighted-average number of common shares:
Basic	95,215	95,103	95,200	93,088
Diluted	95,244	95,144	95,207	93,098

Dividends declared per common share	$0.25	$0.225	$1.00	$0.90

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income	$21,055	$20,662	$80,867	$46,359
Depreciation and amortization	13,275	13,063	52,760	51,822
Interest expense	5,579	6,916	23,661	28,125
Amortization of stock-based compensation	971	982	3,790	4,104
EBITDA	40,880	41,623	161,078	130,410
Impairment of real estate investments	—	—	—	16,692
Provision for loan losses	—	—	—	1,076
Provision for doubtful accounts and lease restructuring	—	464	—	12,935
Recovery of previously reversed rent	—	—	(1,047)	—
Lease termination revenue	(73)	—	(1,179)	—
Property operating expenses	—	(84)	(248)	134
(Gain) loss on sale of real estate	(19)	(1,560)	37	(1,777)
Normalized EBITDA	$40,788	$40,443	$158,641	$159,470

Net income	$21,055	$20,662	$80,867	$46,359
Real estate related depreciation and amortization	13,268	13,046	52,713	51,755
Impairment of real estate investments	—	—	—	16,692
(Gain) loss on sale of real estate	(19)	(1,560)	37	(1,777)
Funds from Operations (FFO)	34,304	32,148	133,617	113,029
Provision for loan losses	—	—	—	1,076
Provision for doubtful accounts and lease restructuring	—	464	—	12,935
Recovery of previously reversed rent	—	—	(1,047)	—
Lease termination revenue	(73)	—	(1,179)	—
Property operating expenses	—	(84)	(248)	134
Normalized FFO	$34,231	$32,528	$131,143	$127,174

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income	$21,055	$20,662	$80,867	$46,359
Real estate related depreciation and amortization	13,268	13,046	52,713	51,755
Amortization of deferred financing fees	488	487	1,950	2,003
Amortization of stock-based compensation	971	982	3,790	4,104
Straight-line rental income	(12)	98	(77)	(1,385)
Impairment of real estate investments	—	—	—	16,692
(Gain) loss on sale of real estate	(19)	(1,560)	37	(1,777)
Funds Available for Distribution (FAD)	35,751	33,715	139,280	117,751
Provision for loan losses	—	—	—	1,076
Provision for doubtful accounts and lease restructuring	—	464	—	12,935
Recovery of previously reversed rent	—	—	(1,047)	—
Lease termination revenue	(73)	—	(1,179)	—
Property operating expenses	—	(84)	(248)	134
Normalized FAD	$35,678	$34,095	$136,806	$131,896

FFO per share	$0.36	$0.34	$1.40	$1.21
Normalized FFO per share	$0.36	$0.34	$1.38	$1.36

FAD per share	$0.37	$0.35	$1.46	$1.26
Normalized FAD per share	$0.37	$0.36	$1.43	$1.41

Diluted weighted average shares outstanding [1]	95,429	95,340	95,346	93,328

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Revenues:
Rental income	$41,620	$42,464	$42,507	$45,036	$43,605
Independent living facilities	713	625	615	634	203
Interest and other income	1,895	1,251	1,046	17	329
Total revenues	44,228	44,340	44,168	45,687	44,137
Expenses:
Depreciation and amortization	13,063	13,160	13,239	13,086	13,275
Interest expense	6,916	6,714	5,849	5,519	5,579
Property taxes	741	485	837	857	657
Independent living facilities	666	546	546	568	209
General and administrative	3,740	4,054	4,762	4,105	3,381
Total expenses	25,126	24,959	25,233	24,135	23,101
Other income (loss):
Gain (loss) on sale of real estate	1,560	(56)	—	—	19
Net income	$20,662	$19,325	$18,935	$21,552	$21,055

Diluted earnings per share	$0.22	$0.20	$0.20	$0.23	$0.22

Diluted weighted average shares outstanding	95,144	95,161	95,208	95,214	95,244

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020

Net income	$20,662	$19,325	$18,935	$21,552	$21,055
Depreciation and amortization	13,063	13,160	13,239	13,086	13,275
Interest expense	6,916	6,714	5,849	5,519	5,579
Amortization of stock-based compensation	982	884	963	972	971
EBITDA	41,623	40,083	38,986	41,129	40,880
Provision for doubtful accounts and lease restructuring	464	—	—	—	—
Recovery of previously reversed rent	—	—	—	(1,047)	—
Lease termination revenue	—	—	—	(1,106)	(73)
Property operating expenses	(84)	(217)	(31)	—	—
(Gain) loss on sale of real estate	(1,560)	56	—	—	(19)
Normalized EBITDA	$40,443	$39,922	$38,955	$38,976	$40,788

Net income	$20,662	$19,325	$18,935	$21,552	$21,055
Real estate related depreciation and amortization	13,046	13,144	13,223	13,078	13,268
(Gain) loss on sale of real estate	(1,560)	56	—	—	(19)
Funds from Operations (FFO)	32,148	32,525	32,158	34,630	34,304
Provision for doubtful accounts and lease restructuring	464	—	—	—	—
Recovery of previously reversed rent	—	—	—	(1,047)	—
Lease termination revenue	—	—	—	(1,106)	(73)
Property operating expenses	(84)	(217)	(31)	—	—
Normalized FFO	$32,528	$32,308	$32,127	$32,477	$34,231

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020

Net income	$20,662	$19,325	$18,935	$21,552	$21,055
Real estate related depreciation and amortization	13,046	13,144	13,223	13,078	13,268
Amortization of deferred financing fees	487	487	488	487	488
Amortization of stock-based compensation	982	884	963	972	971
Straight-line rental income	98	(26)	(22)	(17)	(12)
(Gain) loss on sale of real estate	(1,560)	56	—	—	(19)
Funds Available for Distribution (FAD)	33,715	33,870	33,587	36,072	35,751
Provision for doubtful accounts and lease restructuring	464	—	—	—	—
Recovery of previously reversed rent	—	—	—	(1,047)	—
Lease termination revenue	—	—	—	(1,106)	(73)
Property operating expenses	(84)	(217)	(31)	—	—
Normalized FAD	$34,095	$33,653	$33,556	$33,919	$35,678

FFO per share	$0.34	$0.34	$0.34	$0.36	$0.36
Normalized FFO per share	$0.34	$0.34	$0.34	$0.34	$0.36

FAD per share	$0.35	$0.36	$0.35	$0.38	$0.37
Normalized FAD per share	$0.36	$0.35	$0.35	$0.36	$0.37

Diluted weighted average shares outstanding [1]	95,340	95,306	95,295	95,353	95,429

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	December 31, 2020	December 31, 2019
Assets:
Real estate investments, net	$1,448,099	$1,414,200
Other real estate investments, net	15,000	33,300
Assets held for sale, net	7,226	34,590
Cash and cash equivalents	18,919	20,327
Accounts and other receivables, net	1,823	2,571
Prepaid expenses and other assets, net	10,450	10,850
Deferred financing costs, net	2,042	3,023
Total assets	$1,503,559	$1,518,861

Liabilities and Equity:
Senior unsecured notes payable, net	$296,669	$295,911
Senior unsecured term loan, net	198,925	198,713
Unsecured revolving credit facility	50,000	60,000
Accounts payable and accrued liabilities	19,572	14,962
Dividends payable	24,251	21,684
Total liabilities	589,417	591,270

Equity:
Common stock	952	951
Additional paid-in capital	1,164,402	1,162,990
Cumulative distributions in excess of earnings	(251,212)	(236,350)
Total equity	914,142	927,591
Total liabilities and equity	$1,503,559	$1,518,861

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$80,867	$46,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	52,819	51,866
Amortization of deferred financing costs	1,950	2,003
Amortization of stock-based compensation	3,790	4,104
Straight-line rental income	(77)	(1,385)
Adjustment for collectibility of rental income	—	11,774
Noncash interest income	—	(797)
Loss (gain) on sale of real estate	37	(1,777)
Interest income distribution from other real estate investment	1,346	463
Impairment of real estate investments	—	16,692
Provision for loan losses	—	1,076
Change in operating assets and liabilities:
Accounts and other receivables, net	825	(6,283)
Prepaid expenses and other assets, net	387	(495)
Accounts payable and accrued liabilities	3,791	2,695
Net cash provided by operating activities	145,735	126,295
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(89,650)	(321,458)
Purchases of, and improvements to, equipment, furniture and fixtures and real estate	(8,297)	(6,289)
Investment in real estate mortgage and other loans receivable	(30,498)	(18,246)
Principal payments received on real estate mortgage and other loans receivable	80,928	24,283
Repayment of other real estate investment	2,327	2,204
Escrow deposits for potential acquisitions of real estate	(3,000)	—
Net proceeds from sales of real estate	6,608	3,499
Net cash used in investing activities	(41,582)	(316,007)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	(404)	195,924
Proceeds from the issuance of senior unsecured term loan	—	200,000
Borrowings under unsecured revolving credit facility	65,000	243,000
Payments on unsecured revolving credit facility	(75,000)	(278,000)
Payments on senior unsecured term loan	—	(100,000)
Payments of deferred financing costs	—	(4,534)
Net-settle adjustment on restricted stock	(1,996)	(2,524)
Dividends paid on common stock	(93,161)	(80,619)
Net cash (used in) provided by financing activities	(105,561)	173,247
Net decrease in cash and cash equivalents	(1,408)	(16,465)
Cash and cash equivalents, beginning of period	20,327	36,792
Cash and cash equivalents, end of period	$18,919	$20,327

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					December 31, 2020
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	54.5%	$(3,331)		$296,669

Floating Rate Debt

Senior unsecured term loan	1.647%	[1]	2026		200,000	36.4%	(1,075)		198,925

Unsecured revolving credit facility	1.250%	[2]	2024	[3]	50,000	9.1%	—	[4]	50,000
	1.568%				250,000	45.5%	(1,075)		248,925

Total Debt	3.576%				$550,000	100.0%	$(4,406)		$545,594

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2021 Guidance

	Full Year 2021 Guidance[1]
	Low	High
Net income	$0.84	$0.86
Real estate related depreciation and amortization	0.56	0.56
(Gain) loss on sale of real estate	—	—
Funds from Operations (FFO)	1.40	1.42
Normalized FFO	$1.40	$1.42

Net income	$0.84	$0.86
Real estate related depreciation and amortization	0.56	0.56
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.07	0.07
Straight-line rental income	—	—
(Gain) loss on sale of real estate	—	—
Funds Available for Distribution (FAD)	1.49	1.51
Normalized FAD	$1.49	$1.51
Weighted average shares outstanding:
Diluted	95,557	95,557

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 1.25% CPI-based rent escalators under CareTrust's long-term net leases. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses and gains or losses from dispositions of real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.